UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   March 2, 2005 (February 24, 2005)

Nextel Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19656	36-3939651

State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (703) 433-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

2004 Bonus Awards

     On February 24, 2005, the Board of Directors of Nextel Communications, Inc. (the “Company”) approved annual cash bonus awards earned during 2004 and to be paid in 2005 for certain of the named executive officers, who were named in the Summary Compensation Table of the Company’s 2004 Proxy Statement, under the Company’s 2004 Bonus Plan. The bonus awards were earned based upon the achievement of performance goals established in early 2004, which were reviewed and approved by the Compensation Committee (the “Committee”) of the Board of Directors. The amounts of the bonus awards to certain of the named executive officers are as follows: Timothy M. Donahue, President and Chief Executive Officer ($1,800,000); and Thomas N. Kelly, Executive Vice President and Chief Operating Officer ($800,000).

2005 Bonus Plan

     On February 24, 2005, the Committee established the 2005 performance objectives, allocations and targets on which incentive payments in the form of cash bonus awards will be based. The 2005 Bonus Plan provides for the payment to officers and other eligible employees of incentive compensation based on the achievement of near term objectives of the Company. The awards based on 2005 results will be determined using three variables: (1) the individual’s annual incentive target, which is based on a percentage of base salary; (2) achievement of four objectives (as described below), and (3) weightings for the objectives. The individual’s incentive target will be multiplied by the weightings and the payout results for the objectives to calculate the actual incentive amount. Payouts can range from 0 to 200% of the weightings and the payout results. In addition, under certain circumstances and subject to certain limitations, each individual’s incentive payout may be adjusted by up to 15% based on individual performance. The objectives to be met are: (1) targets relating to the addition and retention of subscribers on the Company’s network; (2) targets relating to the Company’s operating cash flow performance; (3) targets relating to retention of the Company’s employees and employee satisfaction; and (4) targets relating to subscriber satisfaction.

Deferred Share Awards

     On February 24, 2005, the Committee approved awards of deferred shares under the Company’s Amended and Restated Incentive Equity Plan to certain named executive officers of the Company. The deferred shares vest (1) on the second anniversary of the effective date of the Merger Agreement, dated as of December 15, 2004, by and among the Company, Sprint Corporation and S-N Merger Corp. pursuant to which the Company will merge with and into S-N Merger Corp. (the “Merger”) or (2) if the Merger is abandoned or is not consummated prior to February 24, 2006, in one-third installments on each of February 24, 2007, February 24, 2008 and February 24, 2009. If the grantee is terminated without cause, dies or becomes permanently disabled, the deferred shares will vest as of such date. The amounts of the deferred shares granted to the named executive officers are as follows: Thomas N. Kelly, Jr., Executive Vice President and Chief Operating Officer (75,000 shares); Paul N. Saleh, Executive Vice President and Chief Financial Officer (75,000 shares); Barry J. West, Executive Vice President and Chief Technology Officer (25,000 shares); and Leonard J. Kennedy, Senior Vice President and General Counsel (15,000 shares). The Form of the Deferred Shares Agreement is filed herewith as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.
By: /s/ Gary D. Begeman
Name: Gary D. Begeman
Title: Vice President and Deputy General Counsel
Dated: March 2, 2005

4

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Deferred Shares Agreement for Messrs. Kelly, Saleh, West and Kennedy

5